Exhibit 10.4

DIRECTOR FEE DEFERRAL ELECTION

TO: Chief Financial Officer, Cohu, Inc. (the “Company”)

FROM:

(the “Participant”)

I hereby elect to defer receipt of that portion of my outside director fees (including, as applicable, any annual retainer fee, meeting fee, committee fee and any other compensation payable with respect to my service as a member of the Board) (collectively my “Director Fees”) that I would otherwise receive from the Company, subject to the terms and conditions of the Company’s 2005 Equity Incentive Plan (the “Plan”) and this Director Fee Deferral Election (this “Election Form”). Capitalized terms used but not defined in this Election Form are defined in the Plan. I understand that this Election Form is irrevocable once effective. The terms of this Election Form are as follows:

1.             Director Fees to which Election applies. This Election Form applies to the all Director Fees that I may be entitled to receive in the calendar year _____________ (the “Election Period”).

2.             Amount of Director Fees Deferred. I elect to defer receipt of the following portion of my Director Fees (must select only one):

 _______ 50%   or   ______ 100%

3.             Deferred Stock. I understand that in exchange for the deferral of my Director Fees, the Company will award me, on a quarterly basis, Deferred Stock awards pursuant to the terms and conditions of Section 9.3 of the Plan. Specifically, I understand and agree that the number of vested shares of Stock underlying the Deferred Stock awards shall be determined by the following formula (with any resulting fractional share being disregarded):

X = A / B

where,

“X” is the number of Deferred Stock to be awarded pursuant to this Election Form;

“A” is the amount of quarterly Director Fees deferred pursuant to this Election Form; and

“B” is the Fair Market Value of a share of Stock on the date of grant of the Deferred Stock (the date such amounts Director Fees would have otherwise been paid in cash).

4.             Deferred Stock Elections. I hereby make the following elections with respect to the settlement of my Deferred Stock.

Form of Settlement of Deferred Stock:

[X]	In shares of Stock payable in a single lump sum.

Settlement Date:

Subject to the terms of the Plan and my Deferred Stock Agreement (the “Agreement”), I will receive shares of Stock in settlement of my Deferred Stock award within 30 days of the earlier of (i) any Specified Date I have elected below, (ii) the date of my termination of Service or (iii) the date of any Change in Control, as defined in the attached Agreement (“Settlement Date”).

I understand that:

A Specified Date may be no earlier than January 1 of the second calendar year following the Election Period.

I may (but am not required) to elect a Specified Date, however, if I don’t select a Specified Date, but have completed this Election Form and elected to defer receipt of my Director Fees, I will have made an irrevocable election to defer settlement of the Deferred Stock until the 30-day period following the earlier of (i) my termination of Service or (ii) a Change in Control.

[_]

I elect a Specified Date for 100% of my Deferred Stock award on _________________ (the “Specified Date”). (please select a date no earlier than January 1 of the second calendar year following the Election Period)

[_]

I do not elect a Specified Date (and I understand this means that the Settlement Date will be within 30 days of the earlier of (i) the date I terminate Service or (ii) the date of any Change in Control).

Change of Settlement Date:

I understand that I may make, with the consent of the Company, a subsequent election to further defer settlement of any Deferred Stock award, and that such an election must be made at least one (1) year prior to my originally selected Settlement Date and I further understand that my newly elected Settlement Date must be at least five (5) years after the date of the originally selected Settlement Date. I further understand that the ability to make such a subsequent deferral election may not be available to me in the future if the Company changes its administration policies to reflect any changes to the applicable law governing deferred compensation.

5.              Filing of Election. This Election Form must be filed with the Chief Financial Officer of the Company no later than December 31st of the year prior to the Election Period. No Election Form filed after this date will be effective.

6.              Irrevocability of Election. This Election Form will become irrevocable as of the commencement of the Election Period.

7.              Award is Unfunded. I understand that the Company has not formally funded my Deferred Stock award and that I am considered a general unsecured creditor of the Company with respect to my rights under any Deferred Stock award.

8.             Subject to Plan. This Election Form is in all respects subject to the terms and conditions of the Plan and the Agreement. Should any inconsistency exist between this Election Form, the Plan, the Agreement, and/or any applicable law, then the provisions of applicable law, the Plan, the Agreement, and this Election Form will control in that order of priority.

__________________________________________________________________________________________________________________________

Participant Signature

_________________

Date

3